QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Registration Statement of Tower Bancorp, Inc. on Form S-4, of our report dated March 12, 2008 on the consolidated financial statements of Tower Bancorp, Inc. for the year ended December 31, 2007, and our report dated March 12, 2008 on the effectiveness of internal control over financial reporting of Tower Bancorp, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ SMITH ELLIOTT KEARNS & COMPANY, LLC SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania
December 30, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM